                            SHARE PURCHASE AGREEMENT


                                     between


                              Primix Solutions Inc.


                                       and


                           Teknologisk Innovation A/S


         THE SHARES OF COMMON STOCK OF PRIMIX SOLUTIONS INC. ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SHARES OR WARRANTS ISSUED TO NON-U.S. PERSONS MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING SUCH SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

                               TABLE OF CONTENTS

                                      PAGE

         A.   OWNERSHIP OF SHARES............................................................................3

         B.   PAYMENT TO THE SELLER - PURCHASE SHARES........................................................3

         B.1. Purchase Shares................................................................................3

         C.   REGISTRATION RIGHTS............................................................................4

         C.1. Registration Rights............................................................................4

         D.   THE CLOSING....................................................................................6

         E.   CONDITIONS TO CLOSING..........................................................................6

         F.   REPRESENTATIONS AND WARRANTIES.................................................................6

         F.1  Capacity of the Seller.........................................................................6



                                      PAGE

         F.2  Broker's Fees:.................................................................................7

         F.3. U.S. Securities Laws:..........................................................................7

         F.4. Relationships with Seller......................................................................7

         G.   TAXES, FEES AND COSTS..........................................................................8

         H.   COSTS AND EXPENSES.............................................................................8

         I.   ACTIONS TO BE TAKEN AT CLOSING.................................................................8

         I.1  At Closing, the Seller shall deliver to the Purchaser:.........................................8

         I.2  At Closing, the Purchaser shall deliver to the Seller..........................................8

         J.   CHOICE OF LAW AND ARBITRATION..................................................................9

         K.   NOTICE.........................................................................................9


WHEREAS Teknologisk Innovation A/S own nom. DKK 75,200 of the outstanding shares (the "Shares") in the Company;


WHEREAS the Purchaser wishes to purchase the Seller's Shares in the Company on the terms and conditions set out in this Agreement in consideration for the payment of the Purchase Shares (as defined below) provided for in this Agreement;

WHEREAS the Purchaser wishes to purchase the rest of the outstanding shares in the Company;

WHEREAS the parties hereto understand that the purchase of the Shares by the Purchaser hereunder is subject to and conditioned upon the acquisition of 100% of the share capital and any and all other outstanding equity interests in the Company after giving effect to the transactions contemplated by Purchaser; and

NOW, THEREFORE,

the undersigned parties


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

PRIMIX SOLUTIONS INC.
a company incorporated in Delaware, U.S.A. with offices at One Arsenal Marketplace
2nd Floor
Watertown, Massachusetts 02472
USA

(referred to as "the Purchaser")

and

TEKNOLOGISK INNOVATION A/S
a company limited by shares having its registered office at Gregersensvej 3
DK-2630 Tastrup
CVR no. 20665645

(referred to as "the Seller")


have on this 27 day of December 2000 entered into this


                            SHARE PURCHASE AGREEMENT
                                (the "Agreement")

The parties having reached an understanding with respect to the sale by the Seller and the purchase by the Purchaser of all the Seller' Shares in 21ST.DK A/S, a private company with the company address Haydnsvej 2, DK-2450 Copenhagen SV, Denmark, duly organised under the laws of Denmark with the registration number 21210374 (hereinafter the "Company"), it is therefore agreed as follows:

A.       OWNERSHIP OF SHARES

In reliance on the representations and warranties of the Seller contained herein and subject to the terms of this Agreement, the Purchaser shall purchase the Shares from the Seller.

B.       PAYMENT TO THE SELLER - PURCHASE SHARES

B.1. PURCHASE SHARES

         The Seller shall receive 29,377 (two-nine-three-seven-seven) shares of common stock of the Purchaser (hereinafter the "Purchase Shares") paid in consideration of the Purchaser's purchase of the Shares from the Seller.


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

C.       REGISTRATION RIGHTS

         Any certificate(s) representing the Purchase Shares shall carry substantially the following legend:

         "The shares represented by this certificate have not been registered under the Securities Act of 1993, as amended (the "Securities Act"), or the securities laws of any state. The shares may not be sold or transferred in the absence of such registration or an exemption from registration.

         The shares represented by this certificate issued to non-U.S. persons may not be transferred except in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. Hedging transactions involving such shares may not be conducted unless in compliance with the Securities Act."

C.1.     REGISTRATION RIGHTS.

         The Securities to be issued hereunder will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by reason of Section 4(2) thereof and/or Regulation D promulgated thereunder and/or pursuant to Regulation S promulgated under the Securities Act and may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other laws or pursuant to an exemption therefrom. The certificates issued by the Purchaser with respect to Securities issued hereunder shall be legended to the effect described above and shall include such additional legends as necessary to comply with applicable securities laws.

         The Purchaser shall prepare and file as expeditiously as possible but in any event within ten (10) business days after the Completion (the "Filing Date")a registration statement with the Securities and Exchange Commission (the "SEC") covering the resale of all Securities issued hereunder ("REGISTERED SHARES") and the Purchaser shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the first anniversary of Closing date (the "REGISTRATION PERIOD"). The Purchaser's obligation in the preceding sentence to file the registration statement by the Filing Date is subject to the condition that the Sellers provide the Purchaser promptly, but in no event more than three (3) business days before the proposed filing date, all information relating to the Sellers and the proposed method of distribution of the Securities necessary for inclusion in the registration statement as reasonably requested by Purchaser.

         The Sellers agrees that upon notice from the Purchaser that (i) a registration statement filed in accordance with this clause C.1. contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Purchaser's Co-Chief Executive Officers have determined reasonably and in good faith it would be seriously detrimental to the Purchaser and its stockholders to maintain the effectiveness of such registration statement, the Sellers shall discontinue any further disposition of Registered Shares pursuant to such registration statement until such time as the Purchaser is able to take reasonable action to rectify such situation; PROVIDED that any action which the Purchaser's Co-Chief Executive Officers determines reasonably and in good faith would be seriously detrimental to the Purchaser and its stockholders shall not be deemed to be reasonable for such purpose.

         The Sellers, upon receipt of any notice (a "SUSPENSION NOTICE") from the Purchaser of the happening of any event of the kind described in clause C.1, shall forthwith discontinue disposition of the Registered Shares pursuant to the registration statement covering such Registered Shares until the Sellers's receipt of the copies of a supplemented or amended prospectus or until it is advised in writing (the "ADVICE") by the Purchaser that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Purchaser, the Sellers will deliver to the Purchaser all copies, other than permanent file copies then in the Sellers's possession, of the prospectus covering such Registered Shares current at the time of receipt of such notice; PROVIDED, HOWEVER, that the Purchaser shall not give a Suspension Notice until after the registration statement has been declared effective and shall not give more than two Suspension Notices prior to the first anniversary of the Closing date and in no event shall the period from the date on which the Sellers receives a Suspension Notice to the date on which the Sellers receives either the Advice or copies of the supplemented or amended prospectus (the "SUSPENSION PERIOD") exceed 90 days. In the event that the Purchaser shall give any Suspension Notice, the Purchaser shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice and end the Suspension Period as promptly as practicable.


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

D.       THE CLOSING

         The closing of the contemplated transaction ("Closing") will occur as of the date of all the parties having signed this Agreement.

E.       CONDITIONS TO CLOSING

         The validity of this Agreement is conditioned upon the fulfillment of each of the following:

         - that the Seller deliver all of the Shares to the Purchaser, free and clear of all liens, claims and encumbrances;

         - that the Seller waives any right of first refusal as set out in the articles of association and the stockholder agreement; and

         - that the Purchaser successfully purchase the remaining outstanding share capital and any and all other outstanding equity interests in the Company after giving effect to the transactions contemplated by Purchaser and that these shares are free and clear of all liens, claims and encumbrances.


F.   REPRESENTATIONS AND WARRANTIES

The Seller represents and warrants to the Purchaser:

F.1.     CAPACITY OF THE SELLER; OWNERSHIP OF SHARES

         The Seller has full capacity to enter into this Agreement, to perform its obligations under this Agreement, and to benefit from the rights contained herein.

         The Seller has not been or is not subject to any procedure, which has been commenced with a view to preventing or settling difficulties in the business or personal bankruptcy proceedings nor are the Seller subject to any reorganisation or liquidation procedure.

         The Seller owns the Shares free and clear of all liens, claims and encumbrances.

         There is no consent, authorisation or judicial decision that is necessary for the Seller to execute and perform their obligations under this Agreement, which have not yet been obtained.


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

F.2. BROKER'S FEES:

         The Seller hereby represent and warrant that the Seller has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

F.3.     U.S. SECURITIES LAWS:

          (a) The Seller is a non-U.S. person ("Non-U.S. Person") within the meaning of Regulation S of the Securities Act, represents that he or it is not acquiring the Securities issuable hereunder for the account or benefit of any U.S. person;

         (b) The Seller agrees to: (i) transfer the Securities issued hereunder only in accordance with the provisions of Regulation S promulgated under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and (ii) not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act; and

         (c) The Purchaser hereby covenants not to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

         (d) The Seller understand that any certificate(s) or written instruments representing the Securities shall contain the following legends:

         (e) Any certificate(s) or written instruments representing the Securities shall carry substantially the following legend:

                  "The shares represented by this certificate have not been registered under the securities act of 1933, as amended (the "securities act"), or the securities laws of any state. The shares may not be sold or transferred in the absence of such registration or an exemption from registration.

                  The shares represented by this certificate issued to non-u.s. persons may not be transferred except in accordance with the provisions of regulation s under the securities act, pursuant to registration under the securities act, or pursuant to an available exemption from registration. Hedging transactions involving such shares may not be conducted unless in compliance with the securities act."

F.4. RELATIONSHIPS WITH SELLER

         The Company has not had relations with the Seller or any of its directly or indirectly owned companies other than as a company with its shareholders and directors and, in particular:

         - the Company is not a creditor or a debtor of the Seller in respect of any payment, and the Seller (or their beneficial owners or affiliates) is a creditor or a debtor of the Company in respect of any payment;

         - the Company has not used and does not use, either gratuitously or for payment, any property belonging to the Seller, and neither the Seller (or their beneficial owners or affiliates) have used or uses, either gratuitously or for payment, any property belonging to the Company; and

         - the Company has not given to the Seller any particular right over its assets.


G.   TAXES, FEES AND COSTS

         Any documentary transfer taxes and recording fees resulting from the contemplated transaction will be paid by the Purchaser.


H.   COSTS AND EXPENSES

         Except as otherwise specifically set forth herein, the Purchaser will bear the expenses in connection with the transaction, including, without limitation, the costs and expenses of all attorneys, engineers, brokers, investment bankers, agents and finders.


I.   ACTIONS TO BE TAKEN AT CLOSING

I.1. AT CLOSING, THE SELLER SHALL DELIVER TO THE PURCHASER:


        - The Seller shall deliver a copy of its certificate of incorporation and such evidence satisfactory to the Purchaser of the power of the person(s) binding the Seller in question to do so.


I.2.     AT CLOSING, THE PURCHASER SHALL DELIVER TO THE SELLER


         - A document issued by EquiServe L.P., the Purchaser's transfer agent, shall be delivered by the Purchaser, such document evidencing that the Purchase Shares have been issued in book entry form in the name of the Seller before 11.59 p.m. Danish time on the date of Closing;

         - Evidence satisfactory to the Seller of the power of the person(s) binding the Purchaser to do so in the form of the Secretary's Certificate attached hereto as SCHEDULE 1.

         - At Closing, the Purchaser shall issue to the Seller the Purchase Shares in accordance with Clause B.


J.   CHOICE OF LAW AND ARBITRATION

         The Agreement shall be governed by and construed in accordance with the laws of the Kingdom of Denmark.

         Any dispute or claim arising out of or in connection with this Agreement or the breach, termination, or invalidity thereof, shall be settled by arbitration in accordance with the Rules of Procedure of the Danish Institute of Arbitration.

         The Seller and the Purchaser shall each appoint one arbitrator, and the Institute shall appoint a third arbitrator, who shall be the chairman of the arbitration tribunal, if possible, according to a mutual recommendation of the two arbitrators. The place of arbitration shall be Copenhagen. The language of the arbitration shall be English. The decision of the arbitration tribunal shall be final and binding on the parties.

K.   ENTIRE AGREEMENT

         The Agreement (including any documents referred to in it) sets out the entire agreement and understanding between the Parties or any of them in connection with matters dealt with in this Agreement and supersedes any previous agreement between the Parties in relation to all such matters. Each of the Parties acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties, which is not expressly set out or referred to in this Agreement.


L.   NOTICE

         Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of five days after deposit by post properly addressed with postage prepaid. All notices, requests, demands and other communications shall be in writing by post or facsimile transmission and shall be addressed as follows:

If to the Seller to:             Teknologisk Innovation A/S
                                 Gregersensvej 3
                                 DK-2630 Tastrup

            If to the Purchaser to: Primix Solutions Inc.
                                    One Arsenal Marketplace - 2nd floor
                                    Watertown, MA 02472 U.S.A.
                                    Attention Chief Financial Officer
                                    Fax: +1 617 923 6550

            With a copy to:         McDermott, Will & Emery
                                    28 State Street
                                    Boston, MA  02109-1775
                                    Attn:  John B. Steele, Esq.
                                    Fax: + 1 617 535-3800


            and
                                    Lindh Stabell Horten A/S
                                    Ved Stranden 18,
                                    1012 Copenhagen K
                                    Attn: Nicolai Horten, Esq.
                                    Fax: +45 77 30 40 77

or to such other address or to such other person as any party hereto shall have last designated by notice to the other party.

By signing this agreement the Seller waive any and all rights of first refusal as set forth in the Company's Articles of Association and the shareholder agreement.

This Agreement has been signed by the parties on the date written above.

PRIMIX SOLUTIONS INC.                      Teknologisk Innovation A/S


By:                                        By:
   -------------------------------------      ----------------------------------
    Name: Joseph W. Seebach                    Name: Soren Kielgast
    Title: Executive Vice President            Title: Managing Director


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